UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Riverview Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RIVERVIEW FINANCIAL CORPORATION

3901 NORTH FRONT STREET

HARRISBURG, PENNSYLVANIA 17110

(717) 957-2196

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 7, 2016

TO THE SHAREHOLDERS OF RIVERVIEW FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Riverview Financial Corporation (the “Corporation”) will be held at the Hershey Country Club, 1000 East Derry Road, Hershey, Pennsylvania, 17033, on Wednesday, December 7, 2016 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

1.	The election of four (4) Class 3 directors to serve for a three-year term and until their successors are elected and qualified;

2.	The ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	The transaction of such other business as may be properly brought before the meeting and any adjournment or postponement of the meeting.

Only those shareholders of record, at the close of business on October 17, 2016, are entitled to receive notice of and to vote at the meeting.

Riverview encourages you to vote your shares in advance of the Annual Meeting so that your shares will be represented and voted at the Annual Meeting if you cannot attend in person and are eligible to vote. You may vote by signing and returning your proxy card by mail in the enclosed postpaid envelope or you may attend the meeting and vote your shares in person.

We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

Enclosed is a copy of Riverview Financial Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015.

BY THE ORDER OF THE BOARD OF DIRECTORS

Maureen Duzick

Secretary

Harrisburg, Pennsylvania

October 26, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on December 7, 2016:

Our Proxy Statement on Schedule 14A, form of proxy card and 2015 Annual Report on Form 10-K are available at: https://riverviewbankpa.com/ by clicking on the Investor Relations link.

PROXY STATEMENT

Dated and to be mailed on or about October 26, 2016

RIVERVIEW FINANCIAL CORPORATION

3901 NORTH FRONT STREET

HARRISBURG, PENNSYLVANIA 17110

(717) 957-2196

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 7, 2016

i

PROXY STATEMENT

Date, Time and Place of Annual Meeting

The Annual Meeting of the shareholders of Riverview Financial Corporation (the “Corporation”) will be held on Wednesday, December 7, 2016, at 10:00 a.m. at the Hershey Country Club, 1000 East Derry Road, Hershey, Pennsylvania, 17033. Only shareholders of record at the close of business on October 17, 2016 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the meeting.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

•	Election of four (4) Class 3 directors of the Corporation, to serve for a three-year term and until their successors are elected and qualified;

•	Ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	Transaction of such other business as may be properly brought before the meeting and any adjournment or postponement of the meeting.

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation for the 2016 Annual Meeting of Shareholders. This proxy statement and the related proxy card are first being distributed on or about October 26, 2016. The Corporation will bear the expense of soliciting proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Corporation will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to owners of the Corporation’s common stock. In addition to the solicitation of proxies by mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

Riverview encourages you to vote your shares in advance of the Annual Meeting so that your shares will be represented and voted at the Annual Meeting if you cannot attend in person and are eligible to vote. You may vote by signing and returning the enclosed proxy card by mail in the enclosed postpaid envelope or by attending the Annual Meeting and voting in person.

If you hold shares in street name with a bank or broker, it is important that you instruct your bank or broker how to vote your shares if you want your shares to be voted on the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf for the election of directors. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Riverview’s independent auditor and other matters that your bank or broker considers routine. If you hold shares in street name with a bank or broker and you wish to vote your shares in person at the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker authorizing you to vote the shares at the Annual Meeting.

As of the Record Date 8,117 shares of Riverview common stock were held by Riverview’s Trust department in a fiduciary capacity for fiduciary accounts. The shares held in this manner, in the aggregate, represent approximately 0.25% of the total shares outstanding. The opportunity to receive communication from the Corporation and to vote on any matter shall be provided to each account owner then entitled to vote. The account owner then entitled to vote shall receive, by regular U.S. mail, the Corporation’s communication, or letter or other notice describing the nature of the vote solicited and the manner in which the vote may be exercised. In the absence of a response from a duly notified account owner, the shares will not be voted by Riverview.

Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) and for the employees who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

Employees of Riverview Bank and its subsidiaries who participate in the Riverview Financial Common Stock Fund of the Riverview Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”) will be voted by the Plan Trustee in accordance with the instructions of each participant as set forth in the proxy card sent to the participants with respect to Riverview shares. Each participant in the 401(k) Plan (or beneficiary of a deceased participant) is entitled to direct the Plan Trustee how to vote shares of Riverview common stock that are allocated to his or her account under the 401(k) Plan, on any matter in which other holders of Riverview’s common stock are entitled to vote. All shares of Riverview stock allocated to accounts for which the Plan Trustee did not receive instructions from a participant will be voted by the Plan Trustee in his discretion and in accordance with his fiduciary duties under ERISA.

By properly completing a proxy, you appoint Howard R. Greenawalt and Timothy E. Resh, as proxy holders, to vote your shares in the manner indicated by you on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting, including any adjournment or postponement thereof, in accordance with the written instructions of the shareholder giving the proxy. In the absence of instruction, all proxies will be voted FOR the election of the director nominees identified in this proxy statement and FOR the ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Corporation as permitted by Rule 14a-4(c ) under the Securities Exchange Act of 1934, as amended.

Revocability of Proxies

The execution and return of the enclosed proxy card will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by (i) delivering written notice of revocation to Maureen Duzick, Secretary of the Corporation, 3901 North Front Street, Harrisburg, Pennsylvania, 17110, (ii) executing a later dated proxy and giving written notice of the revocation to Maureen Duzick at any time before the shares are voted at the Annual Meeting, or (iii) appearing at the Annual Meeting and voting in person after giving notice thereof to the Secretary of the meeting.

Although the Board of Directors knows of no other business to be conducted at the meeting, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

Quorum; Required Vote

At the close of business on the Record Date, the Corporation had 3,229,467 issued and outstanding shares of no par value common stock held by approximately 700 shareholders of record.

A majority of the outstanding shares of common stock of the Corporation, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and the Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the annual meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for shareholder actions with respect to non-routine corporate governance matters such as the election of directors, but are counted in determining the presence of a quorum for routine matters, such as ratification of the independent registered public accounting firm.

Each holder of the Corporation’s common stock is entitled to one vote per share owned of record on all business presented at the Annual Meeting. All matters to be voted upon by the shareholders require the affirmative vote of a majority of votes cast, in person or by proxy, at the Annual Meeting, except in cases where the vote of a greater number of shares is required by law or under the Corporation’s Articles of Incorporation or Bylaws. In the case of the election of directors, the four candidates receiving the highest number of votes will be elected. Shareholders are not entitled to cumulate votes for the election of directors.

Votes withheld from a nominee and broker non-votes will not be treated as votes cast and will not affect the outcome of the vote. However, where abstentions and non-votes are counted towards a quorum only, they will have the effect of a vote against approval of the ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm.

Shareholder Proposals for the 2017 Annual Meeting

Shareholder proposals for the 2017 Annual Meeting must be received by June 28, 2017 at the principal executive offices addressed to the Secretary of Riverview Financial Corporation at 3901 North Front Street, Harrisburg, PA 17110, to be considered for inclusion in our 2017 Proxy Statement. The Corporation anticipates that it will return to its more typical Annual Meeting timing in 2017 and as a result the Corporation will announce any revision to these shareholder proposal deadlines based upon the actual date chosen for the 2017 Annual Meeting.

CORPORATE GOVERNANCE

Our Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these practices, Pennsylvania law (the state in which we are incorporated), and best practices suggested by recognized corporate governance authorities.

Director Independence

Currently, our Board of Directors has fifteen members. The Corporation has chosen to follow the NASDAQ Stock Market standards for independence. Under those standards, the following thirteen directors are considered independent: Messrs. Bartush, Evans, Feld, Ford, Greenawalt, Hite, Hoover, Kerwin, Metzgar, Resh, Schrantz, Troutman and Yaag. This constitutes more than a majority of our Board of Directors. Only directors meeting all applicable independence standards, including the higher standards for independence applicable to directors who serve on certain committees of the Board, serve on our Audit Committee, Compensation Committee and Governance and Nominating Committee.

In determining the directors’ independence, the Board of Directors considered any services provided to Riverview, loan transactions between Riverview Bank and the directors, their respective family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom the directors are associated.

The following table includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and under the section entitled “Transactions with Directors and Executive Officers” below) in reaching its determination that the thirteen directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Mr. Bartush	Yes	Provision of signage
Mr. Evans	Yes	Provision of legal services
Mr. Ford	Yes	Provision of insurance consulting services
Mr. Feld	Yes	None
Mr. Greenawalt	Yes	Provision of tax and fixed asset consulting services
Mr. Hite	Yes	None
Mr. Hoover	Yes	Provision of payroll processing services
Mr. Kerwin	Yes	Provision of legal services – contracts
Mr. Metzgar	Yes	Provision of legal services – collections
Mr. Resh	Yes	None
Mr. Schrantz	Yes	None
Mr. Troutman	Yes	Provision of automobile sales and repairs
Mr. Yaag	Yes	None

In each case, the Board determined that none of the transactions noted impair the independence of the director.

Meetings and Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, and Governance and Nominating Committee.

Board Meetings. During 2015, the Board of Directors met twelve (12) times. All of the directors attended at least 75% of all meetings of the Board and respective Committees on which they served. In addition, although the Corporation does not have a formal policy regarding attendance by directors at the Annual Meeting of Shareholders, it is generally expected that each director will attend. All of the Corporation’s directors, except for one, attended the Annual Meeting of Shareholders in 2015.

Audit Committee. The Audit Committee met six (6) times during 2015, and operates pursuant to a written charter, a copy of which is available on Riverview Bank’s website at https://riverviewbankpa.com/ under Investor Relations, and then selecting “Governance Documents”. The members of the Audit Committee are R. Keith Hite, Chairman, Arthur M. Feld, Howard R. Greenawalt, Joseph D. Kerwin and Timothy E. Resh. Each member of the Audit Committee is considered “independent” in accordance with the NASDAQ independence standards applicable to Audit Committee membership. The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting. These responsibilities include assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures, assuring the safeguarding of all Corporation assets and the accuracy of the Corporation’s financial statements and reports. Further, it is the responsibility of the Audit Committee to provide independent oversight and to monitor and maintain lines of communication between the Board of Directors, the external auditors, the internal auditors and the senior management of the Corporation. The Audit Committee is also responsible for matters concerning the relationship between the Corporation and its independent auditors, including annually recommending their appointment or removal, reviewing the scope of their audit services and related fees as well as other services they may provide to the Corporation, and determining whether the auditors are independent. The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. Mr. Greenawalt was determined by the Board of Directors to be an “audit committee financial expert” as defined in SEC Regulation S-K.

Compensation Committee. The Compensation Committee met two (2) times during 2015. The Compensation Committee is comprised of Joseph D. Kerwin, Chairman, David W. Hoover and John M. Schrantz, who are all considered to be independent under the NASDAQ independence standards applicable to Compensation Committee membership. The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for the Corporation. Subject to the Board’s approval, the Compensation Committee determines general guidelines for salary adjustments, compensation and benefit programs for all employees and makes recommendations to the Board of Directors for its approval. The Compensation Committee assures that senior executives are compensated effectively in a manner consistent with the Bank’s compensation strategy, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Board of Directors annually reviews the recommendations of the Compensation Committee on compensation of the Corporation’s and the Bank’s senior executives. The Compensation Committee does not have a committee charter.

Governance and Nominating Committee. The Governance and Nominating Committee met four (4) times during 2015. The Governance and Nominating Committee consists entirely of independent directors as defined under the NASDAQ independence standards applicable to Governance and Nominating Committee membership. The members of the Governance and Nominating Committee are John M. Schrantz, Chairman, Arthur M. Feld, Howard R. Greenawalt, David W. Hoover, Joseph D. Kerwin, Timothy E. Resh and David A. Troutman. The principal duty of the Governance and Nominating Committee includes developing Corporate Governance Guidelines of the Corporation, ensuring compliance with such governance policies and procedures and periodically reviewing and assessing Board and management performance. In addition, the committee serves as the Corporation’s nominating committee and is responsible for identifying individuals qualified to become Board members based upon criteria specified by the Board and recommending nominees to fill vacancies. The Governance and Nominating Committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board. As part of the Committee’s process to identify and select director nominees, diversity is one of many factors considered, including skill, experience and time availability, in evaluating candidates. The Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors.

The Corporation adopted a Code of Ethics that applies to all directors, officers and employees of the Corporation and the Bank. The Code of Ethics defines the standards of honesty, integrity, impartiality and conduct that are essential to ensure the proper performance of the Corporation’s business and to ensure public trust. A copy of the Code of Ethics may be obtained, without charge, by contacting Maureen Duzick, Corporate Secretary, Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110.

Shareholder Communications

Shareholders who wish to send communications to the Board may send communications to Maureen Duzick, Corporate Secretary, Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110.

Nomination of Directors

Under the Corporation’s Bylaws, Board nominations may be made by the Board of Directors or by any shareholder entitled to vote on the election of directors, provided that all nominees must meet the age and ownership requirements discussed below. The Board does not assess shareholder nominees using a different standard from that used to assess Board nominees. In order for a shareholder to make a nomination, the shareholder must provide a notice, along with additional information about the proposed nominee(s), as required by Section 9.1 of the Bylaws, to our corporate Secretary not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. The chairman of the Annual Meeting is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If he determines that a nomination was not made in accordance with the Bylaws, he shall so declare at the Annual Meeting, and the defective nomination will be disregarded. You can obtain a copy of the full text of the Bylaw provision by writing to Maureen Duzick, Corporate Secretary, Riverview Financial Corporation, 3901 North Front Street, Harrisburg, Pennsylvania 17110.

Board Leadership Structure

The Corporation’s senior leadership is currently shared between the Chief Executive Officer, the President and the Chairman of the Board. Historically, the positions of Chief Executive Officer, President and Chairman have been held by separate individuals; however, the Board has discretion to combine or separate these positions. The Corporation maintains its current Board structure because we believe that having an independent Chairman increases the effectiveness of risk oversight and management evaluation, and separate positions serve to eliminate the appearance of a conflict between personal and shareholders’ interests.

Risk Oversight

Oversight of material risks facing the Corporation is a major area of emphasis for the Board of Directors. The Board, upon recommendations from appropriate committees, annually approves all operating policies. The Audit Committee reviews results of all regulatory examinations and audits, both internal and external, and monitors responses from management to recommendations for procedural changes. Members of the Audit, Compensation and Governance and Nominating Committees meet regularly with management. Each committee requires proof of adherence to all applicable policies that they oversee. The Board is informed routinely of new regulations, current issues of importance, key examination points, industry news and peer and competition activity by management at monthly Board meetings and periodic committee meetings.

ELECTION OF DIRECTORS

The Corporation’s Articles of Incorporation provide that the Board of Directors shall consist of at least seven, but not more than twenty-five, persons, as determined by the Board of Directors from time to time. The Board has fixed the number of directors so that, at the time of the Annual Meeting, the total number of members of the Board will be thirteen. The Board is divided into three classes, as nearly equal in number as possible. Directors serve staggered, three-year terms, such that the term of office of one class of directors expires each year. Currently, the term of the Class 3 directors expires at the 2016 Annual Meeting, the term of Class 1 directors expires at the 2017 Annual Meeting, and the term of Class 2 directors expires at the 2018 Annual Meeting.

Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignations, retirement, death or any other reason, may be filled by a majority of the remaining members of the Board of Directors, or by a sole remaining director, though less than a quorum, and each person so appointed will serve as a director until the expiration of the term of office of the class of directors to which he or she was appointed. The Bylaws do not permit the nomination of any individuals who are seventy (70) years or older as of the date of the Annual Meeting at which directors are to be elected. As of the 2016 Annual Meeting, Directors Bartush and Feld are retiring from the Board as a result of this requirement, thus reducing the size of the Board to thirteen members.

No person may be a director unless he or she beneficially owns at least 2,000 shares of common stock of the Corporation, except for the “original” thirteen directors of the Corporation.

The Board of Directors has nominated the following four (4) persons for election as Class 3 directors, to serve for a three-year term and until their successors are duly elected and qualified. In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director if elected.

The Board of Directors recommends a vote “FOR” the following four (4) nominees:

Nominees for Class 3 Directors to serve until 2019

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Riverview Financial Corporation and Subsidiaries
Albert J. Evans, 48	2007(3)	Mr. Evans has been a practicing attorney for more than 20 years and is a Vice President of the law firm of Fanelli, Evans & Patel, P.C. located in Pottsville, Pennsylvania. He formerly served as a director of Union Bancorp, Inc. and Union Bank and Trust Company, Pottsville, Pennsylvania since 2007. Mr. Evans has extensive legal and business expertise and knowledge of the local communities served by the Bank.

Kirk D. Fox, 49	2007(1)(2)	Mr. Fox is the Chief Executive Officer of Riverview Financial Corporation and Riverview Bank, since June 30, 2015. Previously, he held the position of President since December 31, 2008. Mr. Fox was an Executive Vice President of HNB Bancorp, Inc. and Chief Lending Officer of Halifax National Bank from August 2004 to December 31, 2008. Prior to that Mr. Fox was Vice President and Commercial Loan Officer for Community Bank, where he worked since 1988. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 2007. Mr. Fox’s qualifications include his banking knowledge and his experience, leadership skills and familiarity with the communities served by the Bank.

R. Keith Hite, 68	2006(1)(2)	Mr. Hite is a Vice President with Blackford Ventures, a Lancaster, Pennsylvania based investment capital firm. He retired after serving 30 years as Executive Director of the Pennsylvania State Association of Township Supervisors. He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 2006. Mr. Hite’s qualifications include his executive leadership skills in managing a state association and his extensive knowledge of local markets served by the Bank.

David W. Hoover, 55	2007(1)(2)	Mr. Hoover is the owner and President of Hoover Financial Services, Inc., which is an accounting/tax preparation/business consulting firm located in Halifax, Pennsylvania for nearly 20 years. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 2007. Mr. Hoover has been the Chairman of the Board of Riverview Financial Corporation and Riverview Bank since their inception December 2008. Mr. Hoover’s qualifications include his leadership skills, financial expertise and his knowledge of the communities served by the Bank.

Information regarding the Corporation’s continuing directors is provided as follows:

Class 1 Directors to serve until 2017

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Riverview Financial Corporation and Subsidiaries
James G. Ford, II, 68	2006(1)(2)	Mr. Ford is President of the J. LeRue Hess Agency, Inc. He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 2006. Mr. Ford’s qualifications include his extensive sales and marketing experience in the insurance industry as well as his leadership as president of a company.

Brett D. Fulk, 47	2015	Mr. Fulk is the President and a director of Riverview Financial Corporation and Riverview Bank, since June 30, 2015. Previously, he was the Chief Operations Officer from July 2011 to June 30, 2015. From November 2007 to June 2011, Mr. Fulk served as a Managing Director of Commercial Services, Pennsylvania division, Regional Executive, and Region President for Susquehanna Bank. From 1990 to 2007, Mr. Fulk served in the capacity of Region President in both the Northcentral PA and York Regions for CommunityBanks (which was acquired by Susquehanna Bank). Mr. Fulk’s qualifications include an extensive and diverse banking background and his involvement in the communities serviced by the Bank.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Riverview Financial Corporation and Subsidiaries
Howard R. Greenawalt, 63	2012(2)	Mr. Greenawalt is a certified public accountant and a former owner and officer of Greenawalt & Company, P.C., a public accounting firm located in Mechanicsburg, Pennsylvania. He retired as an owner of the firm on January 1, 2012, but continues as an employee of the firm. Mr. Greenawalt has extensive audit, accounting and tax experience.

William C. Yaag, 64	2012(3)	Mr. Yaag is a partner, treasurer and general manager of Dan-Ed Corporation, which does business as Guers Dairy in Pottsville, Pennsylvania. He formerly served as a director of Union Bancorp, Inc. and Union Bank and Trust Company, Pottsville, Pennsylvania since 2012. Mr. Yaag’s his leadership skills and experience in managing a local company and his knowledge of communities served by the Bank.

Class 2 Directors to serve until 2018

Name and Age Nominees:	Director Since	Principal Occupation for the Past Five Years and Positions Held with Riverview Financial Corporation and Subsidiaries
Joseph D. Kerwin, 52	2005(1)(2)	Mr. Kerwin has been a practicing attorney with over 25 years of experience and is a partner with the law firm of Kerwin & Kerwin located in Elizabethville, Pennsylvania. He formerly served as a director of HNB Bancorp, Inc. and Halifax National Bank since 2005. Mr. Kerwin’s qualifications include his extensive legal and business expertise and his knowledge of the communities served by the Bank.

Carl W. Metzgar, 34	2016(5)	Mr. Metzgar is a founding member and currently practices with the law firm of Metzgar and Metzgar, LLC since 2008 and also serves as a member of the Pennsylvania House of Representatives since 2009, with his present term ending in 2016. Metzgar also owns and operates a Red Angus beef cattle operation. Mr. Metzgar’s qualifications include his legal expertise, leadership skills, and his knowledge and involvement in the community.

Timothy E. Resh, 62	2008(4)	Mr. Resh is a retired pastor of Brothers Valley Church of the Brethren. He formerly served as the Chairman of the Board of Citizens National Bank of Meyersdale since 2008. Mr. Resh has extensive experience in business management, community leadership, agricultural operations and customer and retail operations.

John M. Schrantz, 65	1994(1)(2)	Mr. Schrantz is President of the Rohrer Companies, Inc. (Rohrer Bus Service). He formerly served as a director of First Perry Bancorp, Inc. and The First National Bank of Marysville since 1994. Mr. Schrantz has been the Vice-Chairman of the Board of Riverview and the Bank since their inception in December 2008. Mr. Schrantz brings financial expertise and leadership skills as president of a local company.

David A. Troutman, 59	2002(1)(2)	Mr. Troutman is President and owner of A.W. Troutman DBA/ Troutman’s Chevrolet – Buick – GMC, an automobile dealership in Millersburg, PA and the owner of W.C. Troutman Company, a finance company in Millersburg, PA. He formerly served as a director of Halifax National Bank since 2002. Mr. Troutman’s qualifications include his business expertise and leadership skills as president and owner of a local company and his knowledge of the communities served by the Bank.

(1)	Includes service as a director of First Perry Bancorp, Inc. and its subsidiary, The First National Bank of Marysville and HNB Bancorp, Inc. and its subsidiary, Halifax National Bank.
(2)	Includes service as a director of Riverview Financial Corporation and its subsidiary, Riverview Bank.
(3)	Although the individual became a director of the Corporation effective November 1, 2013 as a result of the consolidation with Union Bancorp, Inc., the year presented includes service as a director of Union Bancorp, Inc. and its subsidiary, Union Bank and Trust Company.
(4)	Although the individual became a director of the Corporation effective December 31, 2015 as a result of the merger of Citizens National Bank of Meyersdale, the year presented includes service as a director of Citizens.

(5)	Effective July 20, 2016, Daniel R. Blaschak resigned as a director of the Corporation, and Carl W. Metzger was appointed to take his place with a term ending at the 2018 Annual Meeting of the Corporation.

SHARE OWNERSHIP

Principal Holders

To the best of our knowledge, as of October 21, 2016, no person or entity owned of record or beneficially more than 5% of the Corporation’s outstanding shares of common stock.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table shows, as of the October 21, 2016, the amount and percentage of the Corporation’s common stock beneficially owned by each director, each director nominee, each named executive officer and all directors, nominees and executive officers of the corporation as a group.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the following table are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Nominees:
Felix E. Bartush	49,497	1.49%
Albert J. Evans	14,652	0.44%
Arthur M. Feld	20,350	0.61%
James G. Ford, II(2)	15,675	0.47%
Kirk D. Fox(3)	36,045	1.09%
Brett D. Fulk(4)	36,529	1.10%
Howard R. Greenawalt	9,249	0.28%
R. Keith Hite(2)	34,700	1.05%
David W. Hoover(2)	29,944	0.90%
Joseph D. Kerwin(2)	29,475	0.89%
Carl W. Metzgar	—	—
Timothy E. Resh	2,969	0.09%
John M. Schrantz(2)	22,134	0.67%
David A. Troutman(2)	31,055	0.94%
William C. Yaag	9,203	0.28%
Named Executive Officer:
Scott A. Seasock, CFO	—	—

All directors and named executive officers as a group (16 persons)	341,477	10.31%

(1)	Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contact, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after September 30, 2016.
(2)	Total includes 5,750 fully vested options that may be exercised at any time.
(3)	Total includes 28,000 fully vested options that may be exercised at any time.
(4)	Total includes 21,000 fully vested options that may be exercised at any time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table discloses the number of outstanding options granted by the Corporation to participants in all equity compensation plans, as well as the number of securities remaining available for future issuance under such plans, as of December 31, 2015.

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Plan not approved by shareholders	344,250	(1)	$10.48	—
Plan approved by shareholders	—		—	—

(1)	Effective January 4, 2012, the 2009 Riverview Financial Corporation Stock Option Plan (the “Option Plan”) was amended and restated to increase the number of common shares available under the Plan, in the aggregate, to 220,000 shares as compared with the originally provided 170,000 shares. On April 16, 2014, the 2009 the Plan was again amended and restated to increase the total number of shares of common stock by 130,000 shares, thus increasing the total number of available shares under the Plan to 350,000 shares.

The vesting schedule for all options issued under the Option Plan is a seven year cliff, which means that the options are 100% vested in the seventh year following the grant date. All options expire ten years following the grant date. However, on December 18, 2013, the Board of Directors approved the acceleration of the vesting of 179,250 options that were granted and outstanding at that date. Additional information relating to the Option Plan can be found in Note 10 – Employee Benefit Plans in the Corporation’s annual report to shareholders.

Named Executive Officers

The following table provides information, as of December 31, 2015, about the Corporation’s “named executive officers”.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Riverview Financial Corporation and Subsidiaries
Kirk D. Fox	49	Mr. Fox is the President of Riverview Financial Corporation and Riverview Bank. Mr. Fox was an Executive Vice President of HNB Bancorp, Inc. and an Executive Vice President and Chief Lending Officer of Halifax National Bank from August 2004 until December 31, 2008. Prior to that, Mr. Fox was a Vice President and Commercial Loan Officer for Community Bank, where he worked from 1988 to 2004. He has served as director of Halifax National Bank since 2007.

Brett D. Fulk	47	Mr. Fulk is the Chief Operations Officer of Riverview Financial Corporation and Riverview Bank since he joined the corporation and bank in July 2011. From November 2007 to June 2011, Mr. Fulk served as a Managing Director of Commercial Services, Pennsylvania division, Regional Executive, and Region President for Susquehanna Bank. From 1990 to 2007, Mr. Fulk served in the capacity of Region President in both the Northcentral PA and York Regions for CommunityBanks (which was acquired by Susquehanna Bank).

Theresa M. Wasko(1)	63	Mrs. Wasko is the Chief Financial Officer of Riverview Financial Corporation and Riverview Bank since January 2009. Prior to that, Mrs. Wasko served as the Chief Financial Officer of Great Bear Bank (a bank in organization) from 2007 to 2009 and Chief Financial Officer of East Penn Bank from 1998 to 2007.

(1)

Effective August 1, 2016, the Corporation and its wholly-owned subsidiary, Riverview Bank (the “Bank”), entered into an Employment Agreement with Scott Seasock, pursuant to which Mr. Seasock will replace Theresa M. Wasko as Executive Vice President and Chief Financial

Officer of the Corporation and the Bank. Ms. Wasko stepped down as CFO as of the same date, but is expected to continue her employment as necessary in order to provide a smooth transition of duties. Mr. Seasock, age 59, comes to Riverview from Peoples Financial Services Corp., where he served most recently as its Chief Financial Officer and Executive Vice President, from January 2010 to April 2016. Prior to Peoples Financial Services, he served as an Executive Vice President and Chief Financial Officer of Comm Bancorp. Inc. from 1989-2010.

EXECUTIVE COMPENSATION

Compensation and Benefits Process and Philosophy

The compensation and benefit programs for the Corporation’s named executive officers are designed to provide compensation that is fair, reasonable and competitive. It is intended to align the interests of the named executive officers with shareholders by rewarding performance that achieves corporate financial goals and by rewarding strong executive leadership and superior individual performance. By offering competitive compensation and benefits, the Corporation is able to attract, motivate and retain a highly qualified and talented team of executives who will help maximize the Corporation’s long-term financial performance and earnings growth, increase shareholder value and subsequent appreciation in the market value of the Corporation’s stock. These principles also guide the Corporation in designing compensation and benefit plans provided to the non-executive workforce.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market.

The Compensation Committee annually reviews the components of the named executive officers’ compensation program in comparison with peer banks. The relevant comparator group for compensation and benefits programs consists of financial institutions of like size and geographically located in an area where the corporation competes for the same talent. Salary and benefit information is gathered from proxies of financial institutions and salary surveys. In 2015, the Corporation used survey data from SNL Financial to educate itself as to the trends in compensation. The SNL Financial survey provided ranges of salaries for like-size and geographically similar financial institutions.

COMPENSATION INFORMATION

The following table summarizes the total compensation for Kirk D. Fox, Riverview Financial Corporation’s Chief Executive Officer, Brett D. Fulk, Riverview Financial Corporation’s President, and Theresa M. Wasko, Riverview Financial Corporation’s Chief Financial Officer during 2015, for the prior two (2) fiscal year-ends. These individuals are referred to as the “Named Executive Officers.”

2015 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Kirk D. Fox,	2015	$331,500	$100,000	$12,690	$98,183	(2)	$542,373
President	2014	325,000	25,000	28,000	98,139	(3)	476,139

Brett D. Fulk	2015	316,200	100,000	12,690	44,677	(4)	473,567
Chief Operations Officer	2014	310,000	25,000	28,000	41,346	(5)	404,346

Theresa M. Wasko	2015	164,383	10,000	—	10,250	(6)	184,633
Chief Financial Officer	2014	161,160	15,000	5,600	16,139	(7)	197,899

(1)	The per share grant date fair market values under the accounting standard relating to Accounting for Stock-Based Compensation on the common stock option grants for the named executives were $2.82 per share for 2015 and $1.40 per share for 2014.
(2)	Includes an automobile allowance for personal use of $1,819; 401(k) match of $11,282; life insurance premiums of $317; profit sharing of $3,811; change of $10,464 in accrued pension value of supplemental retirement plan; deferred compensation earnings of $45,490; bank contribution to deferred compensation plan of $10,000; and director fees of $15,000.
(3)	Includes an automobile allowance for personal use of $1,702; 401(k) match of $7,800; life insurance premiums of $296; profit sharing of $13,000; change of $9,492 in accrued pension value of supplemental retirement plan; deferred compensation earnings of $45,834; country club membership of $1,015; vacation reimbursement of $4,000; and director fees of $15,000.
(4)	Includes an automobile allowance for personal use of $7,136; 401(k) match of $10,207; life insurance premiums of $305; profit sharing of $4,766; private and country club membership of $1,765; change of $7,488 in accrued pension value of supplemental retirement plan; deferred compensation earnings of $5,510; and a director fee of $7,500.
(5)	Includes an automobile allowance for personal use of $5,388; 401(k) match of $10,400; life insurance premiums of $285; profit sharing of $13,000; private and country club membership of $1,445; and change of $6,828 in accrued pension value of supplemental retirement plan; and vacation reimbursement of $4,000.
(6)	Includes a 401(k) match of $6,875; life insurance premiums of $305; profit sharing of $3,070.
(7)	Includes a 401(k) match of $7,046; life insurance premiums of $285; profit sharing of $8,808.

Messrs. Fox and Fulk are parties to three-year term evergreen employment agreements. On every anniversary date of each agreement, the employment period is extended automatically for one additional year, unless notice of nonrenewal is given. The agreements provide that the executives may participate in those employee benefit plans for which they are eligible. Each also provides that if the executive is terminated without cause or, if after a change in control, there is a reduction in his salary or benefits, or a change in his reporting responsibilities, duties or titles, he will receive three times his annual compensation, as defined in the agreement, and includes the amount the Bank pays for employee benefits for the executive for a one year period, which will be paid in 24 equal monthly installments beginning within 30 days from his separation of service. In addition, for Mr. Fox only, the Bank shall transfer and deliver title to the Bank automobile which he uses at the time of separation.

Mrs. Wasko is party to a one-year term evergreen employment agreement, which provides that she will receive one times her annual base salary, payable in 12 equal monthly installments in the event she is terminated without cause or after a change in control. She will also be reimbursed for the monthly premium paid to obtain substantially similar employee benefits for 12 months following the date of termination of employment or until the she secures substantially similar benefits through other employment, whichever occurs first. In connection with Mrs. Wasko’s replacement as CFO effective August 1, 2016, she executed a waiver of her right to terminate her employment for “Good Reason” as a result of the loss of that title and associated responsibilities, which would otherwise have entitled her to receive a payout under her employment agreement, in exchange for a lump sum payment by the Bank of $10,000.

If the payments to be paid as described above for Messrs. Fox and Fulk are determined to be parachute payments, subjecting the executive to excise taxes, the executive will receive an additional cash payment in an amount such that the after-tax proceeds of such payment will be equal to the amount of the excise tax.

On January 24, 2012, the Employment Agreement of Mr. Fox was amended and restated to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

On November 16, 2011, Mr. Fox signed a Noncompetition Agreement. The purpose for the noncompetition agreement was to define the restrictions placed on the executives during and after his employment with the Corporation and the Bank in terms of being engaged in certain activities which may be considered to be competitive with the goodwill and proprietary rights of Riverview and Riverview Bank. In consideration of Mr. Fox entering into this agreement, Riverview Bank:

•	paid Mr. Fox $10,250 upon its execution;

•	provides Mr. Fox with a membership at a country club during his employment; and

•	provides Mr. Fox with an additional $10,000 in supplemental term insurance during his employment.

Riverview maintains an “Executive Deferred Compensation” program in which two of Riverview’s executives participate, allowing the executives to defer payment of their base salary, bonus and performance based compensation until a future date. Under this agreement, the estimated present value of the future benefits is accrued over the effective dates of the agreement at an interest rate that is declared annually by the Board of Directors. Accordingly, the Board of Directors declared the interest rate to be 6.28% for 2015. The agreement is unfunded, with benefits to be paid from Riverview’s general assets.

Elements of Executive Compensation

The Corporation’s compensation and benefits package for named executive officers consists of direct compensation and corporate sponsored benefit plans, including base salary, bonuses, health and welfare benefits, profit sharing/401(k) plan, employee stock purchase plan (“ESPP”) and stock option plan participation. Each component is designed to contribute to a total package that is competitive, performance-based, valued by the executives of the Corporation and to align their interests with those of the shareholders.

Base salary

A competitive base salary is necessary to attract and retain talented executives. The base salary for each named executive officer is determined based upon experience, expected personal performance, salary levels that are in place for comparable positions within the industry, and responsibilities assumed by the named executive officers. While a named executive officer’s initial salary is determined by an assessment of competitive market levels, the major factor in determining base salary increases is individual performance. The Compensation Committee evaluates named executive officer base salary levels on an annual basis. The Corporation usually grants annual increases to executives as well as increases needed to reflect changes in responsibilities and the market competitive environment.

In establishing base salaries for the named executive officers for 2016, the Compensation Committee considered the Corporation’s financial performance in comparison with historical trends and peer group and market based industry data. In consideration of the general economic conditions prevailing in 2016 and the Corporation’s financial performance in spite of such conditions, and to maintain a competitive salary base for the named executive officers, the Committee determined that an increase in base salary for 2016 was appropriate.

Bonuses

The annual bonus paid to the named executive officers was tied to the Corporation’s performance. Bonuses were paid to all employees of the Corporation during 2015. Bonuses are paid at the discretion of the Board of Directors if the Board is of the opinion that such an award is merited. The bonuses are designed to align the employees’ interests with those of shareholders by linking the Corporation’s performance to such a cash award.

Director Fees

Messrs. Fox and Fulk are members of the Board of Directors and each received the equivalent of $15,000 per year as a retainer fee for serving on the Board. Since Mr. Fulk became a member of the Board effective June 30, 2015, the payment of his $15,000 retainer was prorated accordingly in 2015.

Profit Sharing/401(k) Plan

Executive officers participate in the Profit Sharing/401(k) Plan, which is offered to all full-time employees who have completed at least one year of service and are at least 18 years of age. This plan is a means for employees to contribute and save for their retirement, and it has a combined tax qualified savings feature and profit sharing feature for employees. The Corporation makes a contributory match to the plan for each participating employee at a discretionary percentage of their respective compensation. The Corporation may also make a discretionary contribution annually to the plan based upon the Corporation’s financial performance. This discretionary contribution is designed to award employees for contributing to the Corporation’s financial success. Contributions are expressed as a percentage of base salary and executive officers receive the same percentage of base salary as all other employees. During 2015, the percentage of the discretionary contribution made to all eligible 401(k) participants was approximately 1.8%.

Employee Stock Purchase Plan (“ESPP”)

Effective March 5, 2014, the Board adopted and approved the Riverview Financial Corporation Employee Stock Purchase Plan (“ESPP”). Executive officers have the option to enroll and participate in the ESPP, which is a qualified stock plan offered to all eligible employees of the Bank, and allows employees to use after-tax payroll deductions of between 1% and 20% of base pay to acquire the Corporation’s stock at a 15% discount.

Stock Option Plan

In January 2009, the Corporation adopted the 2009 Stock Option Plan (the “2009 Plan”). Under the 2009 Plan, the Corporation is authorized to issue options exercisable for up to 170,000 shares of common stock, in the aggregate. Effective January 4, 2012, the Corporation increased the number of shares of the Corporation’s common stock that may be issued under the Plan to 220,000 shares. On April 16, 2014, the Plan was again amended to increase the total number of shares of common stock available for issuance under the Plan to 350,000 shares. The purpose of the Plan was to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of the common stock of the Corporation to secure, retain and motivate the Corporation’s directors, officers and key employees and to align such person’s interests with those of Corporation’s shareholders. The 2009 Plan provides a seven year cliff vesting for all options, which means that the options are 100% vested in the seventh year following the grant date. The expiration date for all options is ten years following the grant date.

Supplemental Executive Retirement Plan

The Bank maintains Supplemental Executive Retirement Plan (“SERP”) agreements that provide specified benefits to certain key executives, which include Messrs. Fox and Fulk. The agreements were specifically designed to encourage key executives to remain as employees of the Bank. The agreements are unfunded, with benefits paid from the Bank’s general assets. After normal retirement, benefits are payable to the executives or their beneficiaries in equal monthly installments for a period of 20 years. There are provisions for death benefits should a participant die before his retirement date and are subject to change in control and other provisions.

Perquisites

Riverview provides an allowance for automobile use to Messrs. Fox and Fulk. In addition, they are entitled to a membership at a country club during their employment. These provisions are viewed as a normal and reasonable benefit in a highly competitive financial service industry.

Grants of Plan-Based Awards

The following table presents equity incentive plan awards outstanding at December 31, 2015 for each named executive officer and information relating to those option awards that were unexercised and option awards that had not yet vested as of that date:

Outstanding Equity Awards at December 31, 2015
Name	Number of securities underlying unexercised options (#): exercisable	Number of securities underlying unexercised options (#): unexercisable(2)	Grant Date	Option exercise price ($/Share)		Option Expiration Date
Kirk D. Fox	25,000	—	1/21/2009	$10.60	(1)	1/21/2019
	3,000	—	9/16/2009	$10.60	(1)	9/16/2019
	—	20,000	5/5/2014	$10.00		5/5/2024
	—	4,500	11/18/2015	$13.05		11/18/2025
Brett Fulk	11,000	—	12/07/2011	$10.60	(1)	12/07/2021
	10,000	—	1/4/2012	$10.35		1/4/2022
	—	20,000	5/5/2014	$10.00		5/5/2024
	—	4,500	11/18/2015	$13.05		11/18/2025
Theresa M. Wasko	10,000	—	1/21/2009	$10.60	(1)	1/21/2019
	5,000	—	9/16/2009	$10.60	(1)	9/16/2019
	—	4,000	5/5/2014	$10.00		5/5/2024

(1)	On December 7, 2011, the Board of Directors approved the reduction of the exercise price of the options granted in 2009 and 2011 from $13.00 per share to $10.60 per share, which was the fair market value of the stock at December 7, 2011.
(2)	The vesting schedule for the “unexercisable” options is a seven-year cliff. On December 18, 2013, the Board of Directors approved the acceleration of the vesting of the 179,250 options that were outstanding on that date.

Directors’ Compensation

The following table summarizes the total compensation paid to the directors (other than directors who are Named Executive Officers and whose compensation in all capacities is stated in the Summary Compensation Table) during the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash(1) ($)	Bonus ($)	Option Awards(2) ($)	Options Exercised(3) ($)	Total ($)
Felix E. Bartush, Jr. (retiring effective 12/7/2016 Annual Meeting)	21,000	—	3,243	—	24,243
Daniel R. Blaschak (retired effective 7/20/2016)	21,000	—	3,243	—	24,243
Albert J. Evans	21,000	—	3,243	—	24,243
Arthur M. Feld (retiring effective 12/7/2016 Annual Meeting)	23,000	—	3,243	1,838	28,081
James G. Ford, II	21,000	—	3,243	—	24,243
Howard R. Greenawalt	21,000	—	3,243	—	24,243
R. Keith Hite	23,000	—	3,243	—	26,242
David W. Hoover	29,500	—	3,243	—	32,743
Joseph D. Kerwin	21,000	—	3,243	—	24,243
John M. Schrantz	27,500	—	3,243	—	30,743
David A. Troutman	22,000	—	3,243	—	25,243
William C. Yaag	21,000	—	3,243	—	24,243

(1)	Retainer fee for services as a director.
(2)	Options were granted during 2015. The per share grant date fair market value under the accounting standard relating to Accounting for Stock-Based Compensation on the common stock option grants for the named executives was $2.826 per share for the 1,150 options granted to each director on November 18, 2015.
(3)	The bargain element in the exercise of 750 options, which was reported as income, was the difference between the market value of the stock on the exercise date, which was $13.05 per share, and the exercise price of the options, which was $10.60 per share.

Generally, the annual retainer fee for independent directors is $21,000, while each employee director receives an annual retainer of $15,000. However, the Chairman and Vice Chairman of the Board receive an annual retainer of $24,000 and an additional $500 for every Executive Committee meeting they attend. The Chairmen of the Audit Committee and the Asset Liability Committee receive an annual retainer of $23,000, and the Chairman of the Loan Committee receives an annual retainer of $22,000.

The Corporation maintains a “Director Deferred Fee Agreement” (DDFA) which allows electing directors to defer payment of their director fees until a future date. Under this agreement, the estimated present value of the future benefits is accrued over the effective dates of the agreement at an interest rate that is declared annually by the Board of Directors. Accordingly, the Board of Directors declared the interest rate to be 6.28% for 2015 for the Agreements with Directors Fox and Yaag. The rate is based on the five-year average of the 20-year CMT, plus 3%, with a minimum rate of 4%.

The Corporation and its subsidiary, Riverview Bank, entered into a Director Emeritus Agreement (the “Agreement”) with its directors, effective November 2, 2011. In order to promote the orderly succession of the Board of Directors, the Agreement defines the benefits the Bank is willing to provide upon the termination of service as a director to those individuals who were directors of the Corporation as of December 31, 2011, provided the director provides the services contemplated in the Agreement. The material terms of the Agreement are as follows:

•	The Bank will pay the director or the director’s beneficiary $15,000 per year, which may be increased at the sole discretion of the Board of Directors, for five years, payable in 12 equal monthly installments in the following circumstances:

–

Upon termination of service as a director on or after the age of 65, provided the director has 10 or more years of continuous service at the date of termination and is willing to provide certain ongoing services for the Bank, which include being available to the Board for advice and consultation, continuing to act as a “Goodwill Ambassador” for the Bank, and avoiding any competitive arrangements that may be contrary to the best interests of the Bank;

–	Upon termination of service as a director due to a disability prior to the age of 65;

–	Upon a change in control of the Bank or the Corporation, defined as a change in the ownership or effective control of the Corporation or the Bank;

–	Upon the death of a director after electing to be a director emeritus.

•	The Bank is not required to pay any benefits under the Agreement: (1) to the extent limited by Section 280G of the Internal Revenue Code or which would be prohibited golden parachute payment; (2) if the director is removed from the Board for cause, as defined in the Agreement, (3) if the director is removed from the Board as required by the Bank’s regulator, (4) if the director, without prior written consent of the Bank, engages in competition with the Bank, within a 50 mile radius of the main office of the Bank, as of the date of termination of the director’s service or retirement, then the director’s remaining benefits under the Agreement are forfeited, or (5) if the director commits suicide within two years after the date of the Agreement.

RELATED PARTY TRANSACTIONS

Some of the Corporation’s directors and executive officers and the companies with which they are associated were customers of, and had banking transactions with, the Corporation’s subsidiary bank, Riverview Bank, during 2015. All loans and loan commitments made to them and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The Corporation anticipates that Riverview Bank will enter into similar transactions with its officers and directors in the future.

The Board of Directors must approve all related party transactions that are significant. In turn, the director or officer in question is excused from the Board meeting at the time approval is considered by the Board.

Payments made during 2015 and 2014 to any director who is a partner in, or a controlling shareholder, or an executive of an organization that has made to or received from the Corporation or Bank, payments for property or services have been for amounts within NASDAQ guidelines defining the director independence and below the threshold for disclosure as a related party transaction.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•	reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2015 with management and with Smith Elliott Kearns & Company, LLC, the Corporation’s independent registered public accounting firm for 2015;

•	discussed with Smith Elliott Kearns & Company, LLC the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board in Auditing Standard No. 16 “Communication with Audit Committees”.

•	received the written disclosures and the letter from Smith Elliott Kearns & Company, LLC required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with Smith Elliott Kearns & Company, LLC, which is independent from the Corporation and its management; and

•	recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

By the members of the Audit Committee:

R. Keith Hite, Chairman	Joseph D. Kerwin
Howard R. Greenawalt	Timothy E. Resh

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Smith Elliott Kearns & Company, LLC (“SEK”) was the Corporation’s independent registered public accounting firm for 2015. On June 9, 2016, the Corporation received notice from SEK that SEK would not be able to meet the requirements set forth in the Public Company Accounting Oversight Board for audit firm partner rotation for periods ending after fiscal year 2016. In addition, SEK recommended that the Corporation’s Audit Committee should begin a formal process to engage another independent registered public accounting firm and stated they would fully cooperate with the audit transition. As a result, Riverview did, in fact, engage in a formal process to seek another independent registered public accounting firm. As a result of that process, on August 25, 2016, the Audit Committee of the Corporation’s Board of Directors, through a formal proposal process, determined to dismiss SEK and engaged Dixon Hughes Goodman LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2016.

The report issued by SEK in connection with the audit of the Corporation for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

Furthermore, for the years ended December 31, 2015 and 2014, and the interim periods ended March 31, 2016 and June 30, 2016, there were no disagreements with SEK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During the years ended December 31, 2015 and 2014, there were no “reportable events” as such term is defined within the meaning of Item  304(a)(1)(v) of S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 25, 2016, the Audit Committee of the Board of Directors engaged Dixon Hughes Goodman LLP (“DHG”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Prior to engaging DHG, the Corporation did not consult DHG regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by DHG on the Corporation’s financial statements, and DHG did not provide any written or oral advice that was an important factor considered by the Corporation in reaching a decision as to any such accounting, auditing or financial reporting issue. DHG does not have a material relationship with the Corporation or the Bank and is considered to be well qualified.

Representatives of DHG are expected to be present at the Annual Meeting. No representative from SEK will be present at the meeting. While DHG representatives will not have an opportunity to make a statement, they will be available to respond to appropriate questions.

Aggregate fees billed by Smith Elliott Kearns & Company, LLC for services rendered in the aggregate for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Audit fees(1)	$74,495	$62,600
Audit-related fees(2)	11,210	23,195
Tax fees(3)	10,490	13,900
All other fees(4)	—	2,310

Total	$96,195	$102,005

(1)	Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Corporation for the years ended December 31, 2015 and 2014, reviews of interim financial statements included in 10-Q filings for 2015 and review of the annual filings on Form 10-K for 2015 and 2014.
(2)	Audit related fees were for professional services rendered in connection with certain regulatory reporting requirements, consents and other required procedures in connection with the filings for the Citizens merger completed December 31, 2015.

(3)	Tax fees were for professional services rendered for preparation of the Corporation’s corporate tax returns and other tax compliance issues.
(4)	Other fees were for consultations concerning general accounting issues.

The Audit Committee pre-approved all audit and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Exchange Act. However, these types of services are approved prior to completion of the services. The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors in 2015. These services may include audit services, audit related services, tax services and other services. The Audit Committee pre- approval process is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed backup documentation at the time of approval.

Although shareholder approval of the selection of DHG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is a common practice among other publicly traded companies and consistent with sound corporate governance practices. If Riverview’s shareholders do not approve this proposal at the 2016 Annual Meeting, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2017, but no determination has been made as to what action, if any, the Audit Committee would take if shareholders do not ratify the appointment of DHG.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2016.

ADDITIONAL INFORMATION

The Corporation’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015 is being mailed with this proxy statement. Any shareholder may obtain a copy of Riverview Financial Corporation’s Annual Report for the year ended December 31, 2015, without charge, by submitting a written request to Scott A. Seasock, Chief Financial Officer of Riverview Financial Corporation, 3901 North Front Street, Harrisburg Pennsylvania 17110. The Form 10K is also available on the Corporation’s website at https://www.riverviewbankpa.com under Investor Relations.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

RIVERVIEW FINANCIAL CORPORATION

REVOCABLE PROXY

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 7, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Howard R. Greenawalt and Timothy E. Resh and either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Riverview Financial Corporation that the undersigned shareholder may be entitled to vote at the annual meeting of shareholders to be held on Wednesday, December 7, 2016, at 10:00 a.m., local time, at the Hershey Country Club, 1000 East Derry Road, Hershey, Pennsylvania, 17033, and at any adjournment or postponement of the meeting as follows:

1.	Election of four (4) Class 3 Directors to Serve for a Three-Year Term and until their successors are elected and qualified (except as marked to the contrary below):

Nominees
Albert J. Evans	R. Keith Hite
Kirk D. Fox	David W. Hoover

[    ] FOR                         [    ] WITHHOLD                        [     ] FOR ALL EXCEPT

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the space provided below:

2.	Ratification of Dixon Hughes Goodman LLP (“DHG”) as the independent registered public accounting firm for the fiscal year ending December 31, 2016.

[    ] FOR                         [    ] AGAINST                        [     ] ABSTAIN

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may be properly brought before the annual meeting and any adjournment or postponement of the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE, ALONG WITH A VOTE “FOR” PROPOSAL 2.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned. If no specification is made, this proxy will be voted FOR the nominees and proposals listed above.

Dated: , 2016
Signature
Print name:

Signature
Print name:

Number of Shares Held of Record on October 17, 2016:

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.
2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title. If more than one trustee, all should sign.
3.	If stock is held jointly, each owner should sign.